UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2026

Klotho Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41340	86-2727441
(Commission File Number)	(IRS Employer Identification No.)

1300 South Boulevard, Suite D

Charlotte, NC 28203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (833) 931-6330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	KLTO	The Nasdaq Stock Market LLC
Warrants	KLTOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into or Amendment of a Material Definitive Agreement.

On February 19, 2026, Klotho Neurosciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with 10 investors pursuant to which the Company agreed to issue and sell to the investors, at a closing, a total of 34,551,939 shares of the Company’s common stock at the Nasdaq official closing price for the prior five trading days of $0.2243 per share. In addition, the investors received a five-year warrant (the “Warrant”) to purchase an equal number of shares of the Company common stock at an exercise price of $0.2243 per share (the “Exercise Price”); provided that, the Warrants cannot be exercised prior to stockholder approval. The Exercise Price is subject to adjustment in connection with certain transactions, including stock dividends, stock splits or combinations and the like.

The closing of the Agreement is expected to occur on or before March 15, 2026.

The foregoing description of the Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to the Agreement and the Warrant, a copy of each being filed herewith as Exhibit 10.1 and Exhibit 4.1, respectively, both of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits	Description
4.1	Form of Warrant
10.1	Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2026	KLOTHO NEUROSCIENCES, INC.

	By:	/s/ Joseph Sinkule
	Name:	Joseph Sinkule
	Title:	Chief Executive Officer

2